Exhibit 4.1

[____NUMBER]		COMMON STOCK SHARES
[Premier Indemnity Holding Company]

INCORPORATED UNDER THE LAWS OF THE STATE OF FLORIDA

CUSIP 740511 10 0

This certifies that [NAME]

is the record holder of [NUMBER]

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK $0.0001 PAR VALUE, OF

PREMIER INDEMNITY HOLDING COMPANY

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon the surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

[SEAL]

/s/ JOSEPH J. PINGATORE	/s/ STEPHEN L. ROHDE
SECRETARY	PRESIDENT AND TREASURER

COUNTERSIGNED AND REGISTERED

U.S. STOCK TRANSFER COMPANY

TRANSFER AGENT

AUTHORIZED SIGNATURE